Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33790 on Form S-8 of our report dated June 24, 2022 appearing in this Annual Report on Form 11-K of The Investment and Employee Stock Ownership Plan of Avista Corporation for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Minneapolis, Minnesota

June 24, 2022